SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 12, 2001

                                Infu -Tech, Inc.
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             (Exact name of registrant as specified in its charter)

         DELAWARE                       000-21006                22-3127689
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(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

                      374 Starke Road, Carlstadt, NJ 07072
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code  201-896-0100
                                                            ------------

                  910 Sylvan Avenue, Englewood Cliffs, NJ 07632
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         (Former name or former address, if changed since last report.)

Item 5.  Other Events and Regulation FD Disclosure.

      On July 12, 2001 NASDAQ notified Infu-Tech, Inc. (the "Company") of its denial of the Company's request for continued inclusion on the Nasdaq SmallCap Market as a result of its failure to meet the net tangible assets/market capitalization/net income requirements, as set forth in Nasdaq Marketplace Rules.

      The Company's securities are now quoted on the OTC Bulletin Board under the symbol INFU.OB.

      On January 16, 2001, the Company issued a press release with respect to the Company's delisting from NASDAQ and its securities' quotation on the OTC Bulletin Board. A copy of such press release is annexed hereto as Exhibit "99.1".

      On August 22, 2001, the Company's principal operating subsidiary, Infu-Tech, Inc. (a New Jersey Corporation) filed for Chapter 11 bankruptcy protection in U.S. Bankruptcy Court, Newark, NJ.

      On August 29, 2001, the Company issued a press release with respect to such filing. A copy of such press release is annexed hereto as Exhibit "99.2".

Item 7. Exhibits

(c) Set forth below is a list of the Exhibits applicable to this Current Report on Form 8-K, numbered in accordance with Item 601 of Regulation S-K.

99.1 Press Release dated July 16, 2001.

99.2 Press Release dated August 29, 2001.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Infu-Tech, Inc.


                                                By: /s/ Edward J. Letko
                                                    ---------------------------
                                                        Edward Letko, President
Date: August 29, 2001